UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — July 22, 2009

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On July 22, 2009, Bemis Company, Inc. (the “Company”) entered into an Underwriting Agreement (the “Equity Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters therein (collectively, the “Underwriters”) to issue and sell 7,700,000 shares of the Company’s common stock (the “Common Stock”), $0.10 par value per share, in a public offering.  In addition, the Company granted the Underwriters an option, exercisable for 30 days from the date of the Equity Underwriting Agreement, to purchase up to an additional 1,155,000 shares of the Company’s Common Stock to cover overallotments.  The Equity Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The offering of the Company’s Common Stock closed on July 28, 2009. The Company issued 8,055,000 shares of Common Stock, including 355,000 shares sold pursuant to the partial exercise of the Underwriters’ overallotment option. The Company received proceeds from the offering of approximately $200,005,650, after deducting the underwriting discounts and commissions but before estimated offering expenses of approximately $335,000. The Underwriters continue to have a remaining overallotment option for 800,000 shares.

The Equity Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The information contained herein is not an offer to sell or the solicitation of an offer to purchase the shares.  The Company’s offer to sell the Shares is set forth in the prospectus supplement dated July 22, 2009 and filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2009 (the “Prospectus Supplement”), to the prospectus dated July 20, 2009 (the “Prospectus”) and previously filed with the Commission pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, on July 20, 2009, as part of the Company’s registration statement on Form S-3 (Registration No. 333-160681).

Item 8.01               Other Events

Issuance of Notes

On July 27, 2009, the Company issued $400,000,000 principal amount of its 5.65% Notes due 2014 (the “2014 Notes”) and  $400,000,000 principal amount of its 6.80% Notes due 2019 (the “2019 Notes” and together with the 2014 Notes, the “Notes”).  The Notes were issued in the form filed as Exhibit 4.1 and Exhibit 4.2 hereto and were sold pursuant to an Underwriting Agreement (the “Debt Underwriting Agreement”) with J.P. Morgan Securities Inc., Banc of America Securities LLC, BNP Paribas Securities Corp. and Wells Fargo Securities, LLC as representatives of the several underwriters therein. The Debt Underwriting Agreement is included as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on July 24, 2009.

The Notes sold pursuant to the Debt Underwriting Agreement are governed by the terms of an Indenture, dated as of June 15, 1995, entered into with U.S. Bank National Association, as trustee.  The Notes are senior unsecured obligations of the Company and rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes accrues at rates of 5.65% and 6.80% per annum for the 2014 Notes and 2019 Notes, respectively, and is payable semi-annually in arrears on each February 1 and August 1, commencing February 1, 2010.

The Company may, at its option, at any time and from time to time redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the notes. The notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points in the case of the 2014 notes and Treasury Rate plus 50 basis points in the case of the 2019 notes.

Additionally, if, for any reason, (i) our acquisition (the “Acquisition”) of the food packaging business and certain related assets of Alcan Holdings Switzerland AG and Alcan Corporation located in the United States, Canada, Argentina, Brazil, Mexico and New Zealand is not completed on or prior to March 31, 2010, or (ii) the purchase agreement related to the Acquisition is terminated on or prior to March 31, 2010, we will redeem all of the notes on the special mandatory redemption date at the special mandatory redemption price. Notice of a special mandatory redemption will be mailed, with a copy to the trustee, promptly after the occurrence of the event triggering such redemption to each holder of notes at its registered address. If funds sufficient to pay the special mandatory redemption price of all of the notes to be redeemed on the special mandatory redemption date are deposited with the paying agent under the indenture on or before such special mandatory redemption date, on and after such special mandatory redemption date, the notes will cease to bear interest and, other than the right to receive the special mandatory redemption price, all rights under the notes shall terminate.

Upon the occurrence of a Change of Control Triggering Event (as defined in the 2014 Notes and 2019 Notes attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively) with respect to the Notes, unless the Company has exercised its right to redeem the Notes as described above, each holder of the Notes has the right to require the Company to purchase all or a portion of such holder’s Note (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to certain other rights of holders of the Notes.  The Company is not required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all the Notes properly tendered and not withdrawn under its offer.

Issuance of Common Stock

On July 28, 2009, the Company completed the issuance and sale of its offering of 8,055,000 shares of the Company’s Common Stock, par value $0.10 per share, at a price of $26.00 per share pursuant to the terms of the Equity Underwriting Agreement.  The offering of the shares is more fully described above under “Item 1.01 Entry Into a Material Definitive Agreement.”

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

1.1

Underwriting Agreement dated July 22, 2009, among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC as representatives of the several underwriters.

4.1	Form of 5.65% Note due 2014

4.2	Form of 6.80% Note due 2019

5.1	Opinion of James J. Seifert

5.2	Opinion of Faegre & Benson LLP

23.1	Consent of James J. Seifert (included as part of Exhibit 5.1)

23.2	Consent of Faegre & Benson LLP (included as part of Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Senior Vice President		Stanley A. Jaffy, Vice President
	and Chief Financial Officer		and Controller

Date July 28, 2009		Date July 28, 2009

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated July 20, 2009, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters.	Electronic Transmission

4.1	Form of 5.65% Note due 2014	Electronic Transmission

4.2	Form of 6.80% Note due 2019	Electronic Transmission

5.1	Opinion of James J. Seifert	Electronic Transmission

5.2	Opinion of Faegre & Benson LLP	Electronic Transmission

23.1	Consent of James J. Seifert (included as part of Exhibit 5.1)	Electronic Transmission

23.2	Consent of Faegre & Benson LLP (included as part of Exhibit 5.2)	Electronic Transmission